Exhibit 5.3

May 16, 2013

Calumet Specialty Products Partners, L.P.

2780 Waterfront Pkwy E. Drive

Suite 200

Indianapolis, Indiana 46214

Ladies and Gentlemen:

We have acted as Louisiana counsel to:

1.	the following entities collectively referred to herein as the “Issuers”:

(a)	Calumet Specialty Products Partners, L.P., a Delaware limited partnership (the “Partnership”);

(b)	Calumet Finance Corp., a Delaware corporation and wholly owned subsidiary of the Partnership (“Calumet Finance”);

and

2.	TruSouth Oil, LLC, a Louisiana limited liability company and indirect wholly owned subsidiary of the Partnership (referred to herein as the “Louisiana Guarantor” or as “TruSouth”);

with respect to the Louisiana Guarantees (as defined below) described in the Registration Statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Issuers and the Guarantors (as defined in the Registration Statement) with the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), of (1) (a) common units representing limited partner interests in the Partnership (the “Common Units”) and/or (b) debt securities, which may be co-issued by Calumet Finance, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”); and (2) of guarantees of payments on the Debt Securities by the Louisiana Guarantor (the “Louisiana Guarantees”) and the remaining Guarantors.

We have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, (ii) the form of Senior Indenture relating to the Debt Securities (the “Senior Indenture”) and filed as an exhibit to the Registration Statement; (iii) the form of Subordinated Indenture relating to the Debt Securities (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”) and filed as an exhibit to the Registration Statement; (iv) resolutions of the managers or members of the Louisiana Guarantor, dated as of May 15, 2013, approving and authorizing the Registration by the Issuers and the Louisiana Guarantor (the “Resolutions”); and (v) such other

Calumet Specialty Products Partners, L.P.

May 16, 2013

certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinion expressed below. In connection with the opinion expressed below, we have assumed that the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective and the Debt Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner described in the Registration Statement. In addition, we have reviewed certain certificates of officers of the Louisiana Guarantor and of public officials, and we have relied on such certificates with respect to certain factual matters that we have not independently investigated or verified.

In connection with rendering our opinion, we have also examined the following:

(a) Articles of Organization and Operating Agreement of TruSouth, together with all amendments thereto (with any amendments, the “Articles of Organization” and the “Operating Agreement,” respectively); and

(b) Certificate of the Manager of TruSouth, attesting to certain resolutions of the sole member of TruSouth and to the incumbency of certain officers of TruSouth.

In rendering the opinions expressed below, we have, with your consent, assumed that the signatures of persons signing all documents in connection with which this opinion is rendered are genuine, all documents submitted to us as originals or duplicate originals are authentic and all documents submitted to us as copies, whether certified or not, conform to authentic original documents.

Based upon the foregoing assumptions and subject to the qualifications hereinafter set forth, it is our opinion that, as of the date hereof, the Louisiana Guarantor (i) is a limited liability company validly existing and in good standing under the laws of the State of Louisiana and (ii) has all requisite limited liability company power necessary to execute, deliver and perform its obligations under the Indentures, including its obligations under the Louisiana Guarantees.

We express no opinion concerning (i) the validity or enforceability of any provisions contained in the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We express no opinion as to any financial matters relating to the Issuers or the Louisiana Guarantor or the financial condition of the Issuers or the Louisiana Guarantor. We express no opinion as to the effect of or compliance with any federal or state securities laws and “Blue Sky” laws. We do not undertake to update or revise the opinions set forth herein should facts or laws which subsequently become known to us cause such opinions to be inaccurate or incomplete.

The foregoing opinion is limited in all respects to the federal laws of the United States of America and the laws of the State of Louisiana, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions and the applicable judicial and regulatory determinations interpreting these laws. We express no opinion as to the effect of the laws of any other jurisdiction,

Calumet Specialty Products Partners, L.P.

May 16, 2013

domestic or foreign. We exclude from the laws of the State of Louisiana any municipal or local ordinances and regulations.

We hereby consent to the references to our firm under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion letter as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Vinson & Elkins L.L.P. is authorized to rely upon this opinion letter in connection with the Registration Statement as if such opinion letter were addressed and delivered to them on the date hereof.

Very truly yours,

/s/ Cook, Yancey, King & Galloway

A Professional Law Corporation